Exhibit 99.1

News Release

Contact:	For Release:
Brad Cohen	May 6, 2015
Public Relations	1:05 p.m. PDT
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
(212) 331-8424 or (212) 331-8433
ir@quantum.com

Quantum Corporation Reports Fiscal Fourth Quarter and
Full Year 2015 Results

Fiscal 2015 Year-Over-Year Highlights:
●	Total revenue of $553.1 million, with branded revenue up 7% to $448.0 million after growing 20% in fourth quarter
●	Scale-out storage revenue up 74% to record $102.4 million, with 116% growth in fourth quarter
●	DXi deduplication revenue up 10% to $88.2 million, with 30% growth in fourth quarter
●	GAAP and non-GAAP net income of $16.8 million and $38.1 million, up $38.2 million and $24.4 million, respectively

SAN JOSE, Calif., – May 6, 2015 – Quantum Corp. (NYSE:QTM) today reported results for the fiscal fourth quarter and full year 2015 ended March 31, 2015.

Fiscal Fourth Quarter 2015 Results

(All comparisons are relative to the fiscal fourth quarter of 2014.)

●	Revenue was $147.8 million, up 15 percent, primarily driven by strong sales of scale-out storage and DXi® deduplication solutions.
●	Total branded revenue grew to $122.1 million, a 20 percent increase.
●	Scale-out storage and related service revenue increased 116 percent, to a record $31.7 million.
●	DXi deduplication appliance and related service revenue was $25.2 million, an increase of 30 percent.

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●	GAAP operating income was $2.5 million, up from an operating loss of $12.5 million.
●	GAAP net income was $12.9 million, or $0.04 per diluted share. This included $13.6 million from the gain on sale of Quantum’s investment in a privately held company. In the fiscal fourth quarter 2014, the company had a net loss of $14.4 million, or $0.06 per diluted share.

●	Non-GAAP operating income was $6.3 million, up from an operating loss of $159,000.
●	Non-GAAP net income was $18.0 million, or $0.06 per diluted share, again including $13.6 million from the gain on sale of Quantum’s investment in a privately held company. In the fiscal fourth quarter 2014, Quantum had a net loss of $2.1 million, or $0.01 per diluted share.

Fiscal 2015 Results

(All comparisons are relative to fiscal 2014, which included a one-time $15 million royalty payment to Quantum.)

●	Revenue was $553.1 million, compared to $553.2 million, as Quantum’s $29.8 million in branded revenue growth offset the combination of a $14.0 million decline in OEM revenue and a $15.8 million reduction in royalty revenue.

●	Total branded revenue grew to $448.0 million, a 7 percent increase.
●	Scale-out storage revenue reached a record level of $102.4 million, growing 74 percent.
●	DXi revenue was $88.2 million, a 10 percent increase.
●	GAAP operating income was $14.4 million, up from an operating loss of $11.8 million.
●	GAAP net income was $16.8 million, or $0.06 per diluted share, compared to a net loss of $21.5 million, or $0.09 per diluted share.
●	Non-GAAP operating income was $34.4 million, up from $23.3 million.
●	Non-GAAP net income was $38.1 million, or $0.14 per diluted share, up from $13.7 million, or $0.05 per diluted share.
●	Quantum ended the fiscal year with $70.6 million in total cash and cash equivalents, which reflected the early repurchase of $50 million of convertible notes due November 2015 in an all cash-transaction completed during the fourth quarter.

“Our fourth quarter capped off a year that was a key turning point for Quantum as we generated strong revenue and profit results that reflect the strategic actions we’ve taken over the last several years to improve our financial and operational performance, deliver even greater value to customers and position the company for the future,” said Linda Breard, CFO. “Branded revenue grew year-over-year in all four quarters, driven by growth rates in scale-out storage increasing each quarter – ultimately to 116 percent in Q4. We also returned to generating annual growth in DXi revenue, and our full year GAAP net income was the highest it’s been in more than five years.”

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“We are well-positioned to build on this momentum and drive increased growth and profit in fiscal 2016,” said Jon Gacek, president and CEO. “Our scale-out storage solutions offer a unique combination of industry-leading performance and low-cost retention through multi-tier storage – across sites and the cloud – all managed by our StorNext® platform. This makes them ideal for addressing increased demands for re-monetizing and analyzing digital content. As a result, we plan to expand our leadership in media and entertainment and also extend our expertise to other markets such as video surveillance, corporate video and high performance computing applications.

“At the same time, we will leverage our long-standing leadership in data protection technology, recently expanded archive offerings and incorporation of Dot Hill disk arrays into our product line to provide our large install base of users and future customers with an even broader range of data center solutions.

“Finally, we will continue to invest in delivering further differentiated solutions, capitalizing on new opportunities through sales and marketing initiatives and driving long-term growth.”

Fiscal 2016 Outlook

For the fiscal first quarter, Quantum expects:

●	Revenue of approximately $125 million to $130 million, reflecting typical seasonality and the strength of the prior quarter, including the large number of significant deals that closed toward the end of the quarter.

●	Scale-out storage revenue growth of 50 percent over the fiscal first quarter of 2015.
●	GAAP and non-GAAP gross margin of approximately 45-46 percent.
●	GAAP and non-GAAP operating expenses of approximately $57 million and $54 million, respectively.
●	GAAP operating loss of $100,000 to operating income of $1.9 million and non-GAAP operating income of $3 million to $5 million.
●	Interest expense of $1.9 million and taxes of $400,000.

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●	GAAP net loss of $2.1 million to $100,000, or a loss of $0.01 to $0.00 per diluted share, and non-GAAP net income of $1 million to $3 million, or $0.00 to $0.01 per diluted share.

For the full fiscal 2016 year, Quantum is targeting year-over-year growth of:

●	4-5 percent in total revenue.
●	50 percent in scale-out storage revenue.
●	8-10 percent in non-GAAP operating income.

Changes in Board of Directors

In a separate news release issued today, Quantum announced the resignation of Jeffrey Smith from its board of directors and appointment of Robert Andersen (see news release at www.quantum.com/BODchanges).

Fiscal Fourth Quarter 2015 Business Highlights

●	Quantum announced three new solutions that integrate the cloud into multi-tier, hybrid storage architectures for demanding data workloads. Q-Cloud Archive and Q-Cloud Vault incorporate the power of the public cloud as an off-site tier within a Quantum StorNext 5 workflow environment, while Q-Cloud Protect for AWS enables customers using Quantum’s DXi deduplication appliances to replicate data to the Amazon Web Services (AWS) cloud. With all three offerings, customers can realize the full benefits of the cloud without having to make changes to existing applications or processes.

●	The company introduced StorNext QXS-5600, a high-capacity, high-density disk array that provides extremely cost-effective storage for customers managing an increasing number of large files containing high-resolution video, images or other rich content. The new offering, which has been extremely well-received by customers, provides ideal work-in-process storage for a wide variety of applications, including 4K and 8K video production and postproduction, geospatial imaging, seismic research and analysis, and video surveillance.

●	Further reflecting its expansion into video surveillance, Quantum announced the certification of StorNext with XProtect® VMS from Milestone Systems, the world’s leading provider of open platform IP video management software (VMS). The combined solution stores large amounts of video files while optimizing the performance of the system.

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●	Fujitsu America and Quantum began offering North American customers a joint solution for large enterprise and mainframe backup and archive storage that encompasses best-in-class disk and tape technologies from Fujitsu and Quantum, respectively.

●	The company announced the Quantum Advantage Program™, a platform for partners to test and qualify their technology with its offerings, ensuring tightly integrated solutions for the most demanding customer environments.

●	Quantum continued to garner awards and honors. StorNext Pro™ Solutions received a Visionary Product Award for “Enabling Collaborative Storage Technology” at the 14th annual Storage Visions Conference. In addition, Storage magazine named DXi6900 and StorNext 5 as finalists in two categories of its 2014 Product of the Year Awards, with DXi6900 later receiving a Silver Award. StorNext 5 was also named a finalist in the Storage Product of the Year category of the UK’s Network Computing Awards 2015 and the Postproduction category of the StudioDaily Prime Awards.

Conference Call and Audio Webcast Notification

Quantum will issue a news release on its fourth quarter and full year 2015 financial results on Wednesday, May 6, 2015, after the close of the market. The company will also hold a conference call and live audio webcast to discuss these results that same day at 2:00 p.m. PDT. Press and industry analysts are invited to attend in listen-only mode.

Dial-in number: 719-457-2645 (U.S. and International); Access Code 6066999
Replay number: 719-457-0820 (U.S. and International); Access Code 6066999
Replay expiration: Monday, May 11, 2015, at 5:00 p.m. PDT
Webcast site: www.quantum.com/investors

About Quantum

Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. With Quantum, customers can Be Certain™ they have the end-to-end storage foundation to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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Quantum, the Quantum logo, Be Certain, DXi, StorNext, StorNext Pro, Q-Cloud and Quantum Advantage Program are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements that we are well-positioned to build on our momentum and drive increased growth and profit in fiscal 2016, that we plan to expand our leadership in media and entertainment and also extend our expertise to other markets such as video surveillance, corporate video and high performance computing applications, that we will leverage our long-standing leadership in data protection technology, that we will continue to invest in delivering further differentiated solutions, capitalizing on new opportunities through sales and marketing initiatives and driving long-term growth and all of our statements under the section titled “Fiscal 2016 Outlook” are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 6, 2014 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 6, 2015. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of the items below for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying valuation methodologies and assumptions used.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Outsourcing Transition Costs
Outsourcing transition costs are expenses attributable to transitioning our manufacturing to an outsourced model. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Proxy Contest and Related Costs
Proxy contest and related costs are expenses incurred to respond to activities and inquiries of Starboard Value LP, including their proxy solicitation. The Company has not incurred significant expenses in connection with such matters in historical periods and these costs are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Crossroads Patent Litigation Costs
Crossroads patent litigation costs are expenses incurred to defend ourselves and perform other activities related to a patent infringement lawsuit filed by Crossroads Systems, Inc. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

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Acquisition Expenses
The acquisition expenses were those expenses incurred to acquire Symform, Inc. (“Symform”) and are not part of Quantum’s future core operations.

Symform Expenses, Net
Quantum acquired a cloud storage services platform from Symform in July 2014. Symform revenue comprises revenue generated from the Symform cloud storage services platform. Symform expenses consist of costs related to running, maintaining and further developing the Symform cloud storage services platform as well as the costs of integrating Symform into Quantum’s business. Net Symform expenses represent Symform expenses less Symform revenue, and non-GAAP gross margin excludes both Symform revenue and cost of revenue. Management believes that it is appropriate to exclude these amounts in order to provide investors with a view of Quantum’s results consistent with how management views and is running the business.

Loss on Debt Extinguishment
The loss on debt extinguishment relates to a specific debt repurchase action undertaken in January 2015. The loss is excluded from non-GAAP financial measures because it is not considered a core operating activity and management believes that it is appropriate to exclude the loss in order to provide investors the ability to compare Quantum’s period-over-period results from continuing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2015	March 31, 2014*
Assets
Current assets:
Cash and cash equivalents	$67,948	$99,125
Restricted cash	2,621	2,760
Accounts receivable	124,159	101,605
Manufacturing inventories	50,274	34,815
Service parts inventories	24,640	25,629
Other current assets	12,332	10,161
Total current assets	281,974	274,095

Long-term assets:
Property and equipment	14,653	17,574
Intangible assets	731	3,911
Goodwill	55,613	55,613
Other long-term assets	5,784	10,605
Total long-term assets	76,781	87,703

	$358,755	$361,798

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$54,367	$41,792
Accrued warranty	4,219	6,116
Deferred revenue, current	95,899	98,098
Accrued restructuring charges, current	3,855	4,345
Convertible subordinated debt, current	83,735	-
Accrued compensation	35,414	25,036
Other accrued liabilities	20,740	15,168
Total current liabilities	298,229	190,555

Long-term liabilities:
Deferred revenue, long-term	39,532	40,054
Accrued restructuring charges, long-term	991	4,023
Convertible subordinated debt, long-term	70,000	203,735
Other long-term liabilities	10,441	10,831
Total long-term liabilities	120,964	258,643

Stockholders' deficit	(60,438)	(87,400)

	$358,755	$361,798

* Derived from the March 31, 2014 audited Consolidated Financial Statements.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
Revenue:
Product	$98,003	$79,426	$355,579	$348,318
Service	38,826	37,587	155,674	147,199
Royalty	10,969	10,955	41,842	57,648
Total revenue	147,798	127,968	553,095	553,165
Cost of revenue:
Product	67,406	55,909	237,679	237,076
Service	18,228	19,877	70,730	75,930
Restructuring charges related to cost of revenue	-	162	-	539
Total cost of revenue	85,634	75,948	308,409	313,545
Gross margin	62,164	52,020	244,686	239,620

Operating expenses:
Research and development	14,938	15,312	58,618	64,375
Sales and marketing	30,537	29,194	113,954	118,771
General and administrative	14,242	14,120	56,513	57,865
Restructuring charges (benefits)	(10)	6,150	1,666	10,675
Total operating expenses	59,707	64,776	230,751	251,686
Gain on sale of assets	-	267	462	267
Income (loss) from operations	2,457	(12,489)	14,397	(11,799)

Other income and expense	13,621	505	13,836	1,296
Interest expense	(2,100)	(2,435)	(9,460)	(9,754)
Loss on debt extinguishment	(1,295)	-	(1,295)	-
Income (loss) before income taxes	12,683	(14,419)	17,478	(20,257)
Income tax provision	(222)	(15)	718	1,217
Net income (loss)	$12,905	$(14,404)	$16,760	$(21,474)

Income (loss) per share:
Basic	$0.05	$(0.06)	$0.07	$(0.09)
Diluted	$0.04	$(0.06)	$0.06	$(0.09)

Weighted average shares:
Basic	257,391	249,593	254,665	247,024
Diluted	307,076	249,593	260,027	247,024

Included in the above Statements of Operations:

Amortization of intangibles:
Cost of revenue	$160	$372	$913	$1,476
Sales and marketing	-	1,857	2,784	7,426
	160	2,229	3,697	8,902
Share-based compensation:
Cost of revenue	380	403	1,489	1,963
Research and development	576	792	2,559	3,430
Sales and marketing	879	949	3,506	4,097
General and administrative	1,093	1,047	4,029	3,969
	2,928	3,191	11,583	13,459
Outsourcing transition costs:
Cost of revenue	-	598	126	1,550
	-	598	126	1,550
Proxy contest and related costs:
General and administrative	-	-	972	-
	-	-	972	-
Crossroads patent litigation costs:
General and administrative	416	-	1,160	-
	416	-	1,160	-
Acquisition expenses:
General and administrative	-	-	4	-
	-	-	4	-
Symform expenses, net:
Gross margin	28	-	78	-
Research and development	136	-	377	-
Sales and marketing	143	-	338	-
General and administrative	-	-	-	-
	307	-	793	-

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	March 31, 2015	March 31, 2014
Cash flows from operating activities:
Net income (loss)	$16,760	$(21,474)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	8,281	10,713
Amortization of intangible assets	3,697	8,902
Amortization and write off of debt issuance costs	1,896	1,634
Service parts lower of cost or market adjustment	3,698	11,307
Deferred income taxes	(160)	36
Share-based compensation	11,583	13,459
Gain on sale of assets	(462)	-
Gain on sale of other investments	(13,574)	-
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	(22,554)	(4,770)
Manufacturing inventories	(19,688)	13,352
Service parts inventories	(1,010)	2,675
Accounts payable	12,849	(5,881)
Accrued warranty	(1,897)	(1,404)
Deferred revenue	(2,721)	8,651
Accrued restructuring charges	(3,548)	3,619
Accrued compensation	11,318	(6,140)
Other assets and liabilities	1,566	795
Net cash provided by operating activities	6,034	35,474

Cash flows from investing activities:
Purchases of property and equipment	(3,241)	(5,957)
Proceeds from sale of assets	462	-
Change in restricted cash	(250)	426
Purchases of other investments	(22)	(1,118)
Return of principal from other investments	112	-
Proceeds from sale of other investments	15,097	-
Payment for business acquisition, net of cash acquired	(517)	-
Net cash provided by (used in) investing activities	11,641	(6,649)

Cash flows from financing activities:
Repayments of convertible subordinated debt	(50,000)	(1,265)
Payment of taxes due upon vesting of restricted stock	(2,378)	(1,880)
Proceeds from issuance of common stock	3,737	4,430
Net cash provided by (used in) financing activities	(48,641)	1,285

Effect of exchange rate changes on cash and cash equivalents	(211)	39

Net increase (decrease) in cash and cash equivalents	(31,177)	30,149
Cash and cash equivalents at beginning of period	99,125	68,976
Cash and cash equivalents at end of period	$67,948	$99,125

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2015
	Gross Margin	Gross Margin Rate	Income From Operations	Operating Margin	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$62,164	42.1%	$2,457	1.7%	$12,905	$0.05	$0.04
Non-GAAP Reconciling Items:
Amortization of intangibles	160		160		160
Share-based compensation	380		2,928		2,928
Restructuring benefits	-		(10)		(10)
Crossroads patent litigation costs	-		416		416
Symform expenses, net	28		307		307
Loss on debt extinguishment	-		-		1,295
Non-GAAP	$62,732	42.4%	$6,258	4.2%	$18,001	$0.07	$0.06

Computation of basic and diluted net income per share:						GAAP	Non-GAAP
Net income						$12,905	$18,001
Interest on dilutive convertible notes						902	1,968
Income for purposes of computing income per diluted share						$13,807	$19,969

Weighted average shares:
Basic						257,391	257,391
Dilutive shares from stock plans						7,183	7,183
Dilutive shares from convertible notes						42,502	65,675
Diluted						307,076	330,249

	Twelve Months Ended March 31, 2015
	Gross Margin	Gross Margin Rate	Income From Operations	Operating Margin	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$244,686	44.2%	$14,397	2.6%	$16,760	$0.07	$0.06
Non-GAAP Reconciling Items:
Amortization of intangibles	913		3,697		3,697
Share-based compensation	1,489		11,583		11,583
Restructuring charges	-		1,666		1,666
Outsourcing transition costs	126		126		126
Proxy contest and related costs	-		972		972
Crossroads patent litigation costs	-		1,160		1,160
Acquisition expenses	-		4		4
Symform expenses, net	78		793		793
Loss on debt extinguishment	-		-		1,295
Non-GAAP	$247,292	44.7%	$34,398	6.2%	$38,056	$0.15	$0.14

Computation of basic and diluted net income per share:						GAAP	Non-GAAP
Net income						$16,760	$38,056
Interest on dilutive convertible notes						-	3,610
Income for purposes of computing income per diluted share						$16,760	$41,666

Weighted average shares:
Basic						254,665	254,665
Dilutive shares from stock plans						5,362	5,362
Dilutive shares from convertible notes						-	42,502
Diluted						260,027	302,529

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2014
	Gross Margin	Gross Margin Rate	Loss From Operations	Operating Margin	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$52,020	40.7%	$(12,489)	(9.8)%	$(14,404)	$(0.06)	$(0.06)
Non-GAAP Reconciling Items:
Amortization of intangibles	372		2,229		2,229
Share-based compensation	403		3,191		3,191
Restructuring charges	162		6,312		6,312
Outsourcing transition costs	598		598		598
Non-GAAP	$53,555	41.9%	$(159)	(0.1)%	$(2,074)	$(0.01)	$(0.01)

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net loss						$(14,404)	$(2,074)

Weighted average shares:
Basic and diluted						249,593	249,593

	Twelve Months Ended March 31, 2014
	Gross Margin	Gross Margin Rate	Income (Loss) From Operations	Operating Margin	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$239,620	43.3%	$(11,799)	(2.1)%	$(21,474)	$(0.09)	$(0.09)
Non-GAAP Reconciling Items:
Amortization of intangibles	1,476		8,902		8,902
Share-based compensation	1,963		13,459		13,459
Restructuring charges	539		11,214		11,214
Outsourcing transition costs	1,550		1,550		1,550
Non-GAAP	$245,148	44.3%	$23,326	4.2%	$13,651	$0.06	$0.05

Computation of basic and diluted net income (loss) per share:						GAAP	Non-GAAP
Net income (loss)						$(21,474)	$13,651

Weighted average shares:
Basic						247,024	247,024
Dilutive shares from stock plans						-	3,004
Diluted						247,024	250,028

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
FORECAST FIRST QUARTER FISCAL 2016
GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions)

	Percentage Range
Forecast gross margin rate on a GAAP basis	44.6%	-	45.6%
Forecast amortization of intangibles	0.1%
Forecast share-based compensation	0.3%
Forecast gross margin rate on a non-GAAP basis	45.0%	-	46.0%

	Dollar Range
Forecast operating expense on a GAAP basis	$56.6
Forecast share-based compensation	(2.3)
Forecast Crossroads patent litigation costs	(0.3)
Forecast operating expense on a non-GAAP basis	$54.0

	Dollar Range
Forecast income (loss) from operations on a GAAP basis	$(0.1)	-	$1.9
Forecast amortization of intangibles		0.1
Forecast share-based compensation		2.7
Forecast Crossroads patent litigation costs		0.3
Forecast income from operations on a non-GAAP basis	$3.0	-	$5.0

	Dollar Range
Forecast net loss on a GAAP basis	$(2.1)	-	$(0.1)
Forecast amortization of intangibles		0.1
Forecast share-based compensation		2.7
Forecast Crossroads patent litigation costs		0.3
Forecast net income on a non-GAAP basis	$1.0	-	$3.0

	Dollars per Share
Forecast diluted earnings per share on a GAAP basis	$(0.01)	-	$(0.00)
Forecast amortization of intangibles	0.00
Forecast share-based compensation	0.01
Forecast Crossroads patent litigation costs	0.00
Forecast diluted earnings per share on a non-GAAP basis	$0.00	-	$0.01

Estimates based on current (May 6, 2015) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 6, 2014. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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